EXHIBIT 16.1



                                    KBL, LLP
                           67 Wall Street, 22nd Floor
                               New York, NY 10005
                                  212-785-9700


January 23, 2007


Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549


Re: Wi-Tron, Inc.
File No. 0-21931


Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Wi-Tron for the event that occurred on January 17, 2007, and we agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with any other matters reported therein.


/s/ KBL, LLP
KBL, LLP